UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 13, 2004

Albertson's, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-6187	82-0184434
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

250 Parkcenter Blvd, PO Box 20, Boise, ID		83726
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code	208-395-6200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01. Other Events.

We have reviewed our method for reflecting our Hybrid Income Term Security Units (the "Corporate Units") that were issued to finance a portion of our acquisition of Shaw’s in diluted earnings per share calculations following receipt of revised advice from, and discussions with, our independent public accounting firm. This change will have no impact on historical or future net earnings, cash flows or the ultimate price or number of shares that we will issue upon conversion of the Corporate Units. This will also have no impact on any previously issued financial statements or previously reported diluted earnings per share.

We will continue to use the treasury stock method as presented in Statement of Financial Accounting Standards ("SFAS") No. 128, Earnings Per Share, but dilution will potentially occur when the average price of our common stock for the 20 trading days preceding the end of the reporting period is lower than the average price of our common stock for the reporting period. (The use of the 20 trading day period is based on the feature in the Corporate Units that the number of shares of common stock we will issue upon settlement of the forward purchase contract component of the Corporate Units is not fixed, but instead will depend on the average of the closing price per share of our common stock in the 20 trading day period ending on the third trading day immediately preceding May 16, 2007.)

As an example, if the average price of our common stock for a full year was $24.50 (similar to current levels) but dropped to an average of $23.06 during the last 20 trading days of the year, the annual EPS dilution (assuming current earnings levels) would be 1.2 cents per share. (We chose $23.06 in this example because under the terms of the Corporate Units, we will always receive a minimum of $23.06 upon conversion of the Corporate Units, and therefore no further dilution occurs if our stock price drops below $23.06.) At current earnings levels, the maximum incremental dilution from this new method, as compared to the original method, could be no more than 4 cents per share per year. At current earnings levels, this would occur if the average price of our common stock for a full year was $28.82 or higher, but dropped to an average of $23.06 or lower during the last 20 trading days of the year.

Both the Financial Accounting Standards Board and its Emerging Issues Task Force continue to study the accounting for financial instruments and derivative instruments, including instruments such as the Corporate Units. It is possible that our accounting for the Corporate Units could be affected by any new accounting rules that might be issued by these groups. Accordingly, there can be no assurance that the method in which the Corporate Units are reflected in our diluted earnings per share will not change in the future if rules or interpretations evolve.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Albertson's, Inc. (Registrant)

October 13, 2004	By:	Felicia D. Thornton

Name: Felicia D. Thornton
Title: Executive Vice President and Chief Financial Officer